united states
securities and exchange commission

Washington, D.C. 20549

form 8-k

current report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 11, 2016

Royal Hawaiian Orchards, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-9145	99-0248088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

688 Kinoole Street, Suite 121, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(808) 747-8471

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement with American AgCredit, PCA

On March 11, 2016, Royal Hawaiian Orchards, L.P., a Delaware limited partnership (the “Partnership”), Royal Hawaiian Resources, Inc., a Hawaii corporation and managing general partner of the Partnership (the “General Partner”), Royal Hawaiian Services, LLC, a Hawaii limited liability company (“RHS”), and Royal Hawaiian Macadamia Nut, Inc., a Hawaii corporation (“RHMN”), executed the Fourth Amendment to Amended and Restated Credit Agreement and Waiver (the “Fourth Amendment”) with the Partnership’s existing lender American AgCredit, PCA.

As a result, the Amended and Restated Credit Agreement among the Partnership, the General Partner, RHS, and RHMN, as borrowers, and American AgCredit, PCA, for itself, as a lender, and as agent for all lenders, dated as of March 27, 2015, as amended (the “American AgCredit, PCA Credit Agreement”), was amended as follows:

(i)	the maturity date of the 2015 Bridge Loan (as defined in the American AgCredit, PCA Credit Agreement) was extended from March 15, 2016 to January 15, 2017;

(ii)	the interest rate on the 2015 Bridge Loan will increase as of September 1, 2016 from (A) LIBOR plus 2.75% or the Base Rate plus 0.75% to (B) LIBOR plus 3.00% or the Base Rate plus 1.00%; and

(iii)

the minimum Consolidated EBITDA (as defined in the American AgCredit, PCA Credit Agreement) was reduced (A) for the quarter ending March 31, 2016 from $3,500,000 to $1,000,000, (B) for the quarter ending June 30, 2016 from $4,000,000 to $1,250,000, (C) for the quarter ending September 30, 2016 from $5,000,000 to $2,000,000, and (D) for the quarter ending December 31, 2016 from $5,000,000 to $4,000,000.

In addition, a one-time waiver was granted in connection with an Event of Default (as defined in the American AgCredit, PCA Credit Agreement) relating to the Consolidated EBITDA covenant of the American AgCredit, PCA Credit Agreement for the four-quarter period ended December 31, 2015.

The foregoing description of the Fourth Amendment is qualified in its entirety by the terms of the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Credit Agreement with American AgCredit, FLCA

On March 11, 2016, the Partnership also executed the First Amendment to Credit Agreement and Waiver (the “First Amendment”) with the Partnership’s existing lender American AgCredit, FLCA.

As a result, the maximum allowable Total Indebtedness to Consolidated EBITDA Ratio (as defined in the Credit Agreement between the Partnership, as borrower, and American AgCredit, FLCA, as lender, dated as of June 15, 2015 (the “American AgCredit, FLCA Credit Agreement)) was increased for the quarter ending December 31, 2016 from (i) 4.0 to 1.0 to (ii) 5.5 to 1.0. In addition, a one-time waiver was granted in connection with the cross-default covenant of the American AgCredit, FLCA Credit Agreement relating to the Event of Default described above.

The foregoing description of the First Amendment is qualified in its entirety by the terms of the First Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1

Fourth Amendment to Amended and Restated Credit Agreement and Waiver among Royal Hawaiian Orchards, L.P., Royal Hawaiian Resources, Inc., Royal Hawaiian Services, LLC, and Royal Hawaiian Macadamia Nut, Inc., as Borrowers, and American AgCredit, PCA, as Agent, dated as of March 11, 2016.

10.2	First Amendment to Credit Agreement and Waiver between Royal Hawaiian Orchards, L.P., as Borrower, and American AgCredit, FLCA, as Lender, dated as of March 11, 2016.

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL HAWAIIAN ORCHARDS, L.P.
(Registrant)
Date: March 16, 2016
	By:	Royal Hawaiian Resources, Inc.,
its Managing General Partner

By:	/s/ Scott C. Wallace
Name:	Scott C. Wallace
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Fourth Amendment to Amended and Restated Credit Agreement and Waiver among Royal Hawaiian Orchards, L.P., Royal Hawaiian Resources, Inc., Royal Hawaiian Services, LLC, and Royal Hawaiian Macadamia Nut, Inc., as Borrowers, and American AgCredit, PCA, as Agent, dated as of March 11, 2016.

10.2	First Amendment to Credit Agreement and Waiver between Royal Hawaiian Orchards, L.P., as Borrower, and American AgCredit, FLCA, as Lender, dated as of March 11, 2016.